UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NeuroBo Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

August 21, 2024
Dear Stockholders:
You are cordially invited to attend a virtual Special Meeting of Stockholders (the “Special Meeting”) of NeuroBo Pharmaceuticals, Inc. (the “Company”) to be held on Wednesday, September 18, 2024, at 1:00 p.m. Eastern Time.
We invite you to attend the virtual Special Meeting and request that you vote on the proposals described in the accompanying Proxy Statement. However, you do not need to attend the virtual Special Meeting to vote your shares of our common stock, par value $0.001 per share (the “Common Stock”). Instead, you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card or voting instruction card, and we encourage you to vote before the Special Meeting.
The enclosed Notice of Special Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Special Meeting and information you should consider when you vote your shares of Common Stock.
At the Special Meeting, the agenda includes:
•
Proposal 1 – to approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock, in an amount equal to or in excess of 20% of the Common Stock outstanding immediately prior to the issuance of: (i) up to 5,089,060 shares of Common Stock issuable upon the exercise of Series A Common Stock Purchase Warrants (the “Series A Warrants”) issued in a private placement pursuant to those certain Securities Purchase Agreements, dated as of June 23, 2024, entered into by and among the Company and certain institutional investors named therein (the “Securities Purchase Agreements”); (ii) up to 7,633,591 shares of Common Stock issuable upon the exercise of Series B Common Stock Purchase Warrants (the “Series B Warrants”) issued in a private placement pursuant to the Securities Purchase Agreements; and (iii) up to 127,227 shares of Common Stock issuable upon the exercise of Placement Agent Common Stock Purchase Warrants (the “Placement Agent Warrants,” and collectively with the Series A Warrants and the Series B Warrants, the “Warrants”) issued in a private placement pursuant to that certain Engagement Letter, dated as of May 23, 2024, as amended, by and between the Company and H.C. Wainwright & Co., LLC; and

•	Proposal 2 – to authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above.
The Board of Directors unanimously recommends that you vote FOR Proposal 1 and Proposal 2. Your vote is important.
The Board is not seeking the approval of our stockholders to authorize our entry into or the consummation of the transactions contemplated by the Securities Purchase Agreements, as such transactions have already been consummated in accordance with the rules of the Nasdaq Capital Market, the laws of the State of Delaware, and our Third Amended and Restated Certificate of Incorporation, as amended, and the Warrants have already been issued. We are only asking for approval to issue the shares of Common Stock underlying the Warrants upon the exercise thereof.
The Special Meeting will be held virtually through a live webcast. You will be able to attend the virtual Special Meeting online, vote electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NRBO2024SM and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. You will not be able to attend the virtual Special Meeting in person.

Even if you are planning on attending the virtual Special Meeting online, please promptly submit your proxy vote via the Internet or by completing, dating, signing and returning the enclosed proxy card or voting instruction card, so your shares of Common Stock will be represented at the Special Meeting. Instructions on voting your shares of Common Stock are located on the proxy materials that you received for the Special Meeting.
Sincerely,

Andrew I. Koven Chair of the Board of Directors Cambridge, Massachusetts

NeuroBo Pharmaceuticals, Inc.
545 Concord Avenue, Suite 210
Cambridge, Massachusetts 02138

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, SEPTEMBER 18, 2024

To Our Stockholders:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of NeuroBo Pharmaceuticals, Inc. will be held as a virtual meeting on Wednesday, September 18, 2024, at 1:00 p.m. Eastern Time. You will be able to attend the virtual Special Meeting online and vote electronically during the Special Meeting by visiting www.virtualshareholdermeeting.com/NRBO2024SM and entering the 16-digit control number included in your proxy card or in the instructions that accompanied your proxy materials. You will not be able to attend the virtual Special Meeting in person.
We are holding the Special Meeting to consider and vote upon the following proposals, which are more fully described in the accompanying Proxy Statement:
•
Proposal 1 – to approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.001 per share (the “Common Stock”), in an amount equal to or in excess of 20% of the Common Stock outstanding immediately prior to the issuance of: (i) up to 5,089,060 shares of Common Stock issuable upon the exercise of Series A Common Stock Purchase Warrants (the “Series A Warrants”) issued in a private placement pursuant to those certain Securities Purchase Agreements, dated as of June 23, 2024, entered into by and among the Company and certain institutional investors named therein (the “Securities Purchase Agreements”); (ii) up to 7,633,591 shares of Common Stock issuable upon the exercise of Series B Common Stock Purchase Warrants (the “Series B Warrants”) issued in a private placement pursuant to the Securities Purchase Agreements; and (iii) up to 127,227 shares of Common Stock issuable upon the exercise of Placement Agent Common Stock Purchase Warrants (the “Placement Agent Warrants”) issued in a private placement pursuant to that certain Engagement Letter, dated as of May 23, 2024, as amended, by and between the Company and H.C. Wainwright & Co., LLC (the “Issuance Proposal”); and

•	Proposal 2 – to authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above.
The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.
The Board of Directors unanimously recommends that you vote FOR Proposal 1 and Proposal 2. Only stockholders of record at the close of business on Friday, August 16, 2024, are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. Notwithstanding the foregoing, in accordance with the applicable Nasdaq rules, the holders of 3,537,060 shares of Common Stock that were issued pursuant to the Securities Purchase Agreements prior to the Record Date will not be entitled to vote such shares of Common Stock on Proposal 1 and Proposal 2. As a result, a total of 4,949,736 shares of our Common Stock are entitled to vote on Proposal 1 and Proposal 2.
For ten days prior to the Special Meeting, a complete list of the stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose relating to the Special Meeting during ordinary business hours at our headquarters.
Your vote as a NeuroBo Pharmaceuticals, Inc. stockholder is very important. Each share of Common Stock that you own represents one vote.
For questions regarding your stock ownership, you may contact Marshall H. Woodworth at (857) 299-1022 or via email at info@neurobopharma.com or, if you are a registered holder, our transfer agent, Equiniti Trust Company, LLC, by phone at (800) 937-5449 or by following the instructions on their website at https://equiniti.com/us/ast-access/individuals/.

Whether or not you expect to virtually attend the Special Meeting, we encourage you to read the Proxy Statement and vote through the Internet, or request, sign and return your proxy card or voting instruction card as soon as possible, so that your shares of Common Stock may be represented at the Special Meeting. For specific instructions on how to vote your shares of Common Stock, please refer to the section entitled “Voting Instructions; Voting of Proxies” in the Proxy Statement.
By Order of the Board of Directors

Andrew I. Koven Chair of the Board of Directors Cambridge, Massachusetts

NEUROBO PHARMACEUTICALS, INC.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

NeuroBo Pharmaceuticals, Inc.
545 Concord Avenue, Suite 210
Cambridge, Massachusetts 02138
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE MEETING
Our Board of Directors (the “Board”) solicits your proxy on our behalf for the special meeting of stockholders (the “Special Meeting”) and at any postponement or adjournment of the Special Meeting for the purposes set forth in this proxy statement (the “Proxy Statement”) and the accompanying Notice of Special Meeting of Stockholders (the “Notice”). The Special Meeting will be held on Wednesday, September 18, 2024, at 1:00 p.m. Eastern Time, as a virtual meeting at www.virtualshareholdermeeting.com/NRBO2024SM. The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.
This Proxy Statement is first being sent to the Company’s stockholders on or about August 21, 2024.
Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to “we,” “us,” “the Company” and “our” refer to NeuroBo Pharmaceuticals, Inc., a Delaware corporation.
We encourage you to vote your shares of Common Stock (as defined below), either by attending the virtual Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares of Common Stock). If you vote via the Internet or telephone or execute the attached proxy card, the individuals designated will vote your shares of Common Stock according to your instructions.
Purpose of the Meeting
We are holding the Special Meeting in order to seek stockholder approval, in accordance with the applicable rules of the Nasdaq Capital Market (“Nasdaq”), for:
•
Proposal 1 – the issuance of shares of our common stock, par value $0.001 per share (the “Common Stock”), in an amount equal to or in excess of 20% of the Common Stock outstanding immediately prior to the issuance of: (i) up to 5,089,060 shares of Common Stock issuable upon the exercise of Series A Common Stock Purchase Warrants (the “Series A Warrants”) issued in a private placement pursuant to those certain Securities Purchase Agreements (as defined below), dated as of June 23, 2024, entered into by and among the Company and certain institutional investors named therein; (ii) up to 7,633,591 shares of Common Stock issuable upon the exercise of Series B Common Stock Purchase Warrants (the “Series B Warrants”) issued in a private placement pursuant to the Securities Purchase Agreements; and (iii) up to 127,227 shares of Common Stock issuable upon the exercise of Placement Agent Common Stock Purchase Warrants (the “Placement Agent Warrants,” and collectively with the Series A Warrants and the Series B Warrants, the “Warrants”) issued in a private placement pursuant to that certain Engagement Letter, dated as of May 23, 2024, as amended (the “Engagement Letter”), by and between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”) (the “Issuance Proposal”); and

•	Proposal 2 – to authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above.
Record Date; Quorum
Only holders of record of Common Stock at the close of business on Friday, August 16, 2024 (the “Record Date”) will be entitled to vote at the Special Meeting. At the close of business on the Record Date, 8,486,796 shares of Common Stock were outstanding.

The holders of one-third of the voting power of the outstanding shares of Common Stock entitled to vote at the Special Meeting as of the Record Date must be present by remote communication or by proxy duly authorized at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares of Common Stock are counted as present at the Special Meeting if you are present and vote by remote communication at the Special Meeting or if you have properly submitted a proxy. Under Delaware law, abstentions are counted as present and entitled to vote for the purposes of determining whether a quorum is present. See “General Proxy Information - Voting Rights; Required Vote” below for additional information.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on the Record Date. You may vote all shares of Common Stock owned by you at such date, including (1) shares of Common Stock held directly in your name as the stockholder of record and (2) shares of Common Stock held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Appraisal rights are not applicable to any of the matters being voted on. Notwithstanding the foregoing, in accordance with the applicable Nasdaq rules, the holders of 3,537,060 shares of Common Stock that were issued pursuant to the Securities Purchase Agreements prior to the Record Date will not be entitled to vote such shares of Common Stock on Proposal 1 and Proposal 2. As a result, a total of 4,949,736 shares of our Common Stock are entitled to vote on Proposal 1 and Proposal 2.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares of Common Stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares of Common Stock. As a stockholder of record, you may vote at the Special Meeting, or vote in advance through the Internet or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares of Common Stock were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares of Common Stock held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares of Common Stock held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares of Common Stock. Because the brokerage firm, bank or other nominee that holds your shares of Common Stock is the stockholder of record, if you wish to attend the virtual Special Meeting and vote your shares of Common Stock, you must obtain a valid proxy from the firm that holds your shares of Common Stock giving you the right to vote the shares of Common Stock at the Special Meeting. Please refer to the section entitled “Voting Instructions; Voting of Proxies” below.
Votes Required to Adopt Proposals. Approval of Proposal 1 and Proposal 2 will be obtained if the holders of a majority of the voting power of the shares of Common Stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote thereon vote “FOR” such proposal. Notwithstanding the foregoing, in accordance with the applicable Nasdaq rules, the holders of 3,537,060 shares of Common Stock that were issued pursuant to the Securities Purchase Agreements prior to the Record Date will not be entitled to vote such shares of Common Stock on Proposal 1 and Proposal 2. As a result, a total of 4,949,736 shares of our Common Stock are entitled to vote on Proposal 1 and Proposal 2.
Broker Non-Votes and Abstentions. Because all of the proposals to be voted on at the Special Meeting are “non-routine” matters, banks, brokers and other nominees will not have authority to vote on any proposals unless instructed by you. In the absence of specific instructions from you on how to vote for Proposal 1 and Proposal 2, banks, brokers and other nominees do not have discretionary authority to vote your shares of Common Stock with respect to Proposal 1 and Proposal 2. For each proposal, abstentions will have the same effect as a vote “against” such proposal.
Recommendations of the Board on Proposal 1 and Proposal 2 Scheduled to be Voted on at the Special Meeting
The Board unanimously recommends that you vote FOR Proposal 1 and Proposal 2.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
Vote at the virtual Special Meeting — to participate in the Special Meeting, you will need the 16-digit control number included in your proxy card or in the instructions that accompanied your proxy materials. Submitting a proxy will not prevent a stockholder from attending the virtual Special Meeting, revoking its earlier submitted proxy, and voting by remote communication.

•
Vote through the Internet — you may vote through the Internet. To vote by Internet, you will need to use the 16-digit control number included in your proxy card or in the instructions that accompanied your proxy materials and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by mail — complete, sign and date the accompanying proxy card and return it as soon as possible before the Special Meeting in the envelope provided. If the postage-paid envelope is missing, please mail your completed proxy card to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 545 Concord Avenue, Suite 210, Cambridge, Massachusetts 02138.

If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote on the Internet as instructed by your broker or bank. To vote online during the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent and register for the virtual Special Meeting as described above. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.
To participate in the Special Meeting, you will need the 16-digit control number included in your proxy card or in the instructions that accompanied your proxy materials. If your shares of Common Stock are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Special Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on Tuesday, September 17, 2024. Submitting your proxy, whether through the Internet or by mail, will not prevent a stockholder from attending the virtual Special Meeting, revoking its earlier-submitted proxy, and voting by remote communication. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares of Common Stock. For all of the proposals, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the virtual Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares of Common Stock should be voted on a particular proposal at the Special Meeting, your shares of Common Stock will be voted in accordance with the recommendations of the Board stated above.
If you do not vote and you hold your shares of Common Stock in street name, and your broker does not have discretionary power to vote your shares of Common Stock, your shares of Common Stock may constitute “broker non-votes” (as described above).
If you receive more than one proxy card, your shares of Common Stock are registered in more than one name or are registered in different accounts. To make certain all of your shares of Common Stock are voted, please complete, sign and return each proxy card to ensure that all of your shares of Common Stock are voted.
Your virtual attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you electronically vote again or file the proper documentation for it to be so revoked.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Special Meeting by:
•	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the Internet; or
•	attending and voting at the virtual Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares of Common Stock are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting. The preliminary voting results will be announced at the Special Meeting and posted on our website at https://www.neurobopharma.com/financial-information/sec-filings. Your virtual attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you electronically vote again or file the proper documentation for it to be so revoked. The final results will be tallied by the inspector of elections and disclosed in a Current Report on Form 8-K, which we intend to file with the Securities and Exchange Commission (the “SEC”) within four business days of the Special Meeting.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement, and the documents incorporated by reference into this Proxy Statement, contain forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, our expectations regarding our ability to execute our commercial strategy; the timeline for regulatory submissions, regulatory steps and potential regulatory approval of our current and future product candidates; the ability to realize the benefits of the license agreement with Dong-A ST Co., Ltd. (“Dong-A”), including the impact on our future financial and operating results; the ability to integrate the product candidates into our business in a timely and cost-efficient manner; the cooperation of our contract manufacturers, clinical study partners and others involved in the development of our current and future product candidates; our ability to initiate clinical trials on a timely basis; our ability to recruit subjects for our clinical trials; the costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; the changes in applicable laws or regulations; and the effects of changes to our stock price on the terms of the license agreement and any future fundraising and other risks and uncertainties described in our filings with the SEC.
Forward-looking statements are subject to a number of risks and uncertainties that could cause actual events to adversely differ from the expectations indicated in these forward-looking statements, including without limitation, the risks and uncertainties described in this Proxy Statement. Actual results could differ materially from those contained in forward-looking statements. Many factors could cause actual results to differ materially from those in forward-looking statements, including those listed in the “Risk Factors” section contained in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC, and under similar headings in the documents that we specifically incorporate by reference into this Proxy Statement.
We operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our products, the possibility we may be unable to raise the funds necessary for the development and commercialization of our products, and those described in our filings with the SEC.

PROPOSAL 1

APPROVAL OF THE ISSUANCE PROPOSAL
Background and Description of the Issuance Proposal
Registered Direct Offering
On June 23, 2024, we entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”) with Armistice Capital Master Fund Ltd. (“Armistice”) for the purchase and sale in a registered direct offering of 763,359 shares of our Common Stock, at a purchase price of $3.93 per share (the “Registered Direct Offering”). The offering of the shares of Common Stock in the Registered Direct Offering was made pursuant to our effective shelf registration statement on Form S-3 (Registration No. 333-278646), initially filed with the SEC on April 12, 2024, and declared effective by the SEC on April 23, 2024, and a prospectus supplement dated as of June 23, 2024.
The Registered Direct Offering closed on June 25, 2024, and we received gross proceeds of approximately $3.0 million before deducting the Placement Agent’s fees and related offering expenses. The Registered Direct Purchase Agreement contained customary representations, warranties and agreements, customary conditions to closing, indemnification obligations, other obligations of the parties thereto and termination provisions.
Private Placement
On June 23, 2024, we also entered into a securities purchase agreement (the “PIPE Purchase Agreement,” and together with the Registered Direct Purchase Agreement, the “Securities Purchase Agreements”) with Armistice and Dong-A, a related party, in connection with a private placement (the “Private Placement,” and together with the Registered Direct Offering, the “Offering”). Pursuant to the Securities Purchase Agreements, we agreed to sell 4,325,701 shares of Common Stock (or unregistered pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock) (the “PIPE Shares”) and unregistered common warrants (“PIPE Common Warrants” and, together with the PIPE Shares, the “PIPE Securities”) comprised of Series A Warrants to purchase 5,089,060 shares of Common Stock and Series B Warrants to purchase up to 7,633,591 shares of Common Stock. The PIPE Securities were issued to Armistice and Dong-A in a private placement pursuant to Section 4(a)(2) and Regulation D promulgated under the Securities Act.
The Private Placement closed on June 25, 2024, and we received gross proceeds of approximately $17.0 million from the Private Placement. The PIPE Purchase Agreement contained customary representations, warranties and agreements, customary conditions to closing, indemnification obligations, other obligations of the parties thereto and termination provisions.
In connection with the Offering, we entered into the Engagement Agreement with the Placement Agent to act as the exclusive placement agent for the Offering. Pursuant to the Engagement Agreement, we agreed to issue the Placement Agent or its designees, the Placement Agent Warrants to purchase up to 127,227 shares of Common Stock.
Pursuant to the Securities Purchase Agreements, we have agreed to call this Special Meeting no later than Monday, September 23, 2024, to obtain stockholder approval with respect to the issuance of the shares of Common Stock issuable upon the exercise of the Warrants issued under the Securities Purchase Agreements (the “Stockholder Approval”). In the event that we do not obtain the Stockholder Approval at the Special Meeting, we are obligated to hold a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the date on which the Warrants are no longer outstanding. In connection with the Offering and the Stockholder Approval, Dong-A entered into a voting agreement, dated as of June 23, 2024 (the “Voting Agreement”), whereby Dong-A agreed to vote all shares of Common Stock that it, and its affiliates, have voting control over in favor of any proposals related to the Stockholder Approval.
The foregoing description of the Securities Purchase Agreements is a summary and is qualified in its entirety by reference to the provisions of the PIPE Purchase Agreement and the Registered Direct Purchase Agreement, which were included as Exhibit 10.2 and Exhibit 10.1, respectively, to our Current Report on Form 8-K filed on June 25, 2024 and are incorporated herein by reference.

Pursuant to the Securities Purchase Agreements, we are asking the Company’s stockholders to approve the issuance of shares of Common Stock upon the exercise of (i) the Series A Warrants; (ii) the Series B Warrants; and (iii) the Placement Agent Warrants, as contemplated by Nasdaq Listing Rule 5635(d), and as described in more detail below.
Description of Warrants
Under Nasdaq listing rules, the Warrants are not exercisable without Stockholder Approval. Pursuant to the terms of the Securities Purchase Agreements, we agreed to call this Special Meeting to obtain Stockholder Approval no later than Monday, September 23, 2024. The following are summaries of the material features of each of the Series A Warrants, the Series B Warrants and the Placement Agent Warrants.
Series A Warrants
Duration and Exercise Price
Each Series A Warrant has an initial exercise price per share equal to $3.93. The Series A Warrants will be exercisable at any time on or after the date on which the Company receives the Stockholder Approval (the “Stockholder Approval Date”) and will expire prior to 5:00 p.m. Eastern Time on the earlier of (i) the twelve month anniversary of the Stockholder Approval Date, and (ii) the 60th day following the date on which we publicly announce the occurrence of receiving positive Phase I MAD data readout for DA-1726 (the “Series A Warrants Termination Date”). The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reclassification or similar events affecting our shares of Common Stock and the exercise price.
Exercisability
The Series A Warrants will be exercisable, at the option of the holder, in whole or in part, at any time following the Stockholder Approval Date and prior to the Series A Warrants Termination Date (or the Series B Warrants Termination Date, in the case of the Series B Warrants, or the Placement Agent Warrants Termination Date, in the case of the Placement Agent Warrants) by delivering to us a duly executed notice of exercise accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). Armistice (together with its affiliates) may not exercise any portion of the Series A Warrants to the extent that the holder would own more than 4.99% (or, at the election of Armistice, 9.99%) of the outstanding shares of Common Stock immediately after exercise. However, upon notice from Armistice to us, Armistice may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of Common Stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. No fractional shares of Common Stock will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares of Common Stock, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Cashless Exercise
If, at the time a holder exercises its Series A Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series A Warrants under the Securities Act is not then effective, or the prospectus contained therein is not available for the resale of the shares of Common Stock underlying the Series A Warrants by the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A Warrants.
On July 18, 2024, we filed a registration statement on Form S-1 to register, among other securities, the shares of Common Stock underlying the Warrants (the “Resale Registration Statement”). The Resale Registration Statement was declared effective by the SEC on July 24, 2024.
Transferability
Subject to applicable laws and the terms of the Series A Warrants and the Securities Purchase Agreements, the Series A Warrants may be transferred, in whole or in part, at the option of the holder upon surrender of the Series A Warrants to us together with the appropriate instruments of transfer.

Exchange Listing
There is no trading market available for the Series A Warrants on any securities exchange or nationally recognized trading system. The Series A Warrants are not listed, and we do not anticipate that we will list the Series A Warrants, on any securities exchange or nationally recognized trading system.
Right as a Stockholder
Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Series A Warrants following the Stockholder Approval Date and prior to the Series A Warrants Termination Date (or the Series B Warrants Termination Date, in the case of the Series B Warrants, or the Placement Agent Warrants Termination Date, in the case of the Placement Agent Warrants).
Fundamental Transaction
In the event of a fundamental transaction as described in the Series A Warrants, such as (i) a merger or consolidation of the Company, in one or more related transactions, into or with another person; (ii) the direct or indirect sale, lease, license, assignment, transfer, conveyance or disposition of all or substantially all of the assets of the Company in one or a series of related transactions; (iii) any direct or indirect purchase offer, tender offer or exchange offer completed pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares of our Common Stock for other securities, cash or property that has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company; (iv) the Company, directly or indirectly, in one or more related transactions effecting any reclassification, reorganization or of the Common Stock; or (v) another person or group of persons acquiring greater than 50% of the voting power of the common equity of the Company, then the holders of the Series A Warrants, upon any subsequent exercise of the Series A Warrants, will have the right to receive the number of shares of the successor or acquiring corporation, the number of shares of Common Stock of the Company (if the Company is the surviving corporation), and any additional consideration receivable as a result of such fundamental transaction as if such holder of the Series A Warrants had exercised the Series A Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series A Warrants, in the event of certain fundamental transactions, the holders of the Series A Warrants will be entitled to receive consideration in an amount equal to the Black-Scholes Value (as defined in the Series A Warrants) for an unexercised portion of the Series A Warrants on the date of consummation of the transaction.
The foregoing description of the Series A Warrants, which will become exercisable following the approval of this Proposal 1 and prior to the Series A Warrants Termination Date, is a summary and is qualified in its entirety by reference to the provisions of the Series A Warrants, which was included as Exhibit 4.2 to our Current Report on Form 8-K filed on June 25, 2024 and incorporated herein by reference.
Series B Warrants
The Series B Warrants will be exercisable at any time on or after the Stockholder Approval Date and will expire prior to 5:00 p.m. Eastern Time on the earlier of (i) the five year anniversary of the Stockholder Approval Date, and (ii) the six month anniversary following the date on which we publicly announce the occurrence of receiving positive Phase I Part 3 data readout for DA-1726 (the “Series B Warrants Termination Date”). The terms of the Series B Warrants are otherwise identical to those of the Series A Warrants as described above.
The foregoing description of the Series B Warrants, which will become exercisable following the approval of this Proposal 1 and prior to the Series B Warrants Termination Date, is a summary and is qualified in its entirety by reference to the provisions of the Series B Warrants, which was included as Exhibit 4.3 to our Current Report on Form 8-K filed on June 25, 2024 and incorporated herein by reference.
Placement Agent Warrants
Pursuant to the Engagement Letter, we issued the Placement Agent Warrants to purchase up to 127,227 shares of Common Stock to the designees of the Placement Agent at an exercise price of $4.9125 per share (which represents 125% of the offering price per share of the PIPE Securities issued in the Offering). The Placement Agent Warrants will terminate on the earlier of (i) two years after the date that the shares of Common Stock underlying the Placement Agent Warrants are registered pursuant to an effective registration statement filed pursuant to the Securities Act and (ii) June 23, 2029 (the “Placement Agent Warrants Termination Date”). The terms of the Placement Agent Warrants are otherwise identical to those of the Series A Warrants and the Series B Warrants as described above.
The foregoing description of the Placement Agent Warrants is a summary and is qualified in its entirety by reference to the provisions of the Placement Agent Warrants, which was included as Exhibit 4.4 to our Current Report on Form 8-K filed on June 25, 2024 and incorporated herein by reference.
Reasons for Seeking Stockholder Approval
Our Common Stock is listed on Nasdaq and trades under the ticker symbol “NRBO.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions (or a series of related transactions) other than public offerings involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) of greater than 20% of the outstanding common stock or voting power of the issuer prior to the transaction for less than the minimum price. The minimum price is defined as a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement. In determining whether an offering qualifies as a public offering, Nasdaq considers all relevant factors, including the extent of any discount to market price. In determining discount, Nasdaq generally attributes a value of $0.125 for each warrant offered with a share of common stock, which value is generally deemed to be a discount. The Offering was priced at-the-market under Nasdaq rules, with the Warrants only becoming exercisable upon the Company obtaining Stockholder Approval. The Warrants, therefore, have no value until such date as the Company has obtained the Stockholder Approval.
Potential Consequences of Not Approving this Proposal 1
The Board is not seeking the approval of our stockholders to authorize our entry into or the consummation of the transactions contemplated by the Securities Purchase Agreements, as such transactions have already been consummated in accordance with the rules of the Nasdaq Capital Market, the laws of the State of Delaware, and our Third Amended and Restated Certificate of Incorporation, as amended, and the Warrants have already been issued. We are only asking for approval to issue the shares of Common Stock underlying the Warrants upon the exercise thereof.
The failure of our stockholders to approve this Proposal 1 will mean that we: (i) cannot permit the exercise of the Warrants and (ii) may incur substantial additional costs and expenses.
The Series A Warrants and the Series B Warrants have an initial exercise price of $3.93 per share, and the Placement Agent Warrants have an initial exercise price of $4.9125 per share. Accordingly, we would realize an aggregate of up to approximately $50.6 million in gross proceeds if all Warrants were exercised based on such value. If the Warrants cannot be exercised, we will not receive any such proceeds from the Warrants, which could adversely impact our ability to fund our operations, including a planned multicenter, randomized, double-blind, placebo-controlled Part 3 Phase 1 trial of DA-1726.
In addition, in connection with the Securities Purchase Agreements, we agreed to seek stockholder approval every 90 days until our stockholders approve the issuance of the shares of Common Stock underlying the Warrants. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations, including our ability to advance our clinical development of DA-1726 for the treatment of obesity.
Potential Adverse Consequences of Approving this Proposal 1
If this Proposal 1 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of Common Stock upon the exercise of the Warrants. Assuming full exercise of the Warrants, an aggregate of 12,849,878 additional shares of Common Stock will be outstanding and the ownership interest of our existing stockholders would be correspondingly reduced. The number of shares of Common Stock described above does not give effect to (i) the issuance of shares of Common Stock pursuant to other outstanding options, restricted stock units (the “RSUs”) and warrants or (ii) any other future issuances of Common Stock.

Interests of Directors and Executive Officers
None of our directors and executive officers have substantial interests, directly or indirectly, in the matters set forth in this Proposal 1.
Voting Agreement
On June 23, 2024, as a condition to the closing of the Offering, Dong-A entered into the Voting Agreement, whereby Dong-A agreed to vote all shares of Common Stock that it, and its affiliates, have voting control over in favor of this Proposal 1. As of August 1, 2024, Dong-A holds approximately 63.22% of the outstanding shares of Common Stock. For additional information, see “Security Ownership of Certain Beneficial Owners and Management.”
Vote Required
Approval of Proposal 1 requires the affirmative vote of holders of a majority of the voting power of the shares of Common Stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “against” Proposal 1. Notwithstanding the foregoing, in accordance with the applicable Nasdaq rules, the holders of 3,537,060 shares of Common Stock that were issued pursuant to the Securities Purchase Agreements prior to the Record Date will not be entitled to vote such shares of Common Stock on Proposal 1. As a result, a total of 4,949,736 shares of our Common Stock are entitled to vote on Proposal 1.
Recommendation
Unless marked otherwise, proxies received will be voted “FOR” the approval of Proposal 1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

PROPOSAL 2

ADJOURNMENT OF SPECIAL MEETING
The Proposal
The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Special Meeting in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposal 1. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, the adjournment is for a period of less than 30 days and the Record Date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the Special Meeting.
Vote Required
Approval of Proposal 2 requires the affirmative vote of holders of a majority of the voting power of the shares of Common Stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “against” Proposal 2. Notwithstanding the foregoing, in accordance with the applicable Nasdaq rules, the holders of 3,537,060 shares of Common Stock that were issued pursuant to the Securities Purchase Agreements prior to the Record Date will not be entitled to vote such shares of Common Stock on Proposal 2. As a result, a total of 4,949,736 shares of our Common Stock are entitled to vote on Proposal 2.
Unless marked otherwise, proxies received will be voted “FOR” the approval of Proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of August 1, 2024 by:
•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.
The table lists the applicable percentage of ownership based on an aggregate of 8,459,196 shares of Common Stock outstanding as of August 1, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to: (i) the exercise of stock options that are either immediately exercisable or exercisable on or before September 30, 2024, which is 60 days after August 1, 2024; (ii) the vesting of RSUs on or before September 30, 2024, which is 60 days after August 1, 2024; and (iii) outstanding warrants to purchase Common Stock held by that person that is either immediately exercisable or exercisable on or before September 30, 2024, which is 60 days after August 1, 2024. These shares of Common Stock are deemed to be outstanding and beneficially owned by the person holding those options, RSUs and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o NeuroBo Pharmaceuticals, Inc., 545 Concord Avenue, Suite 210, Cambridge, Massachusetts 02138.
Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.
	Shares Beneficially Owned
Name Of Beneficial Owner	Number	Percent
Greater than 5% securityholders
Armistice Capital, LLC(1)	844,000	9.98%
Dong-A ST Co., Ltd.(2)	5,348,199	63.22%
Executive Officers and Directors
Mark A. Glickman(3)	3,907	*
Jason L. Groves(4)	10,099	*
Andrew I. Koven(5)	10,100	*
Hyung Heon Kim(6)	42,406	*
Michael Salsbury(7)	10,099	*
D. Gordon Strickland(8)	9,997	*
James P. Tursi, M.D.(9)	2,458	*
Marshall H. Woodworth	—	*
All current executive officers and directors as a group (8 persons)	89,066	1.05%
*	Indicates beneficial ownership of less than one percent.
(1)
Represents: 844,000 shares of Common Stock directly held by Armistice, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of Armistice; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Excludes: (i) 1,552,000 shares issuable upon the exercise of vested Pre-Funded Warrants; (ii) 6,361,326 shares issuable upon the exercise of unvested Series A Warrants and Series B Warrants; and (iii) 26,724 shares issuable upon the exercise of certain other vested warrants (the “Existing Warrants”). The Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99% and the Series A Warrants, the Series B Warrants and the Existing Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitations restrict the Armistice and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	Represents shares of Common Stock owned by Dong-A, a South Korean corporation, with an address of Dong-A is 64, Cheonho-daero, Dongdaemun-gu, Seoul, Republic of Korea.

(3)	Represents 3,907 shares of Common Stock.
(4)	Represents (i) 9,766 shares of Common Stock; and (ii) 333 shares of Common Stock underlying options to purchase Common Stock that are exercisable within 60 days of August 1, 2024.
(5)
Represents (i) 333 shares of Common Stock underlying options to purchase Common Stock that are exercisable within 60 days of August 1, 2024; and (ii) 9,767 shares of Common Stock issuable upon settlement of RSU awards that vest within 60 days of August 1, 2024.

(6)
Represents: (i) 83 shares of Common Stock underlying options to purchase Common Stock that are exercisable within 60 days of August 1, 2024; and (ii) 42,323 shares of Common Stock issuable upon settlement of RSU awards that vest within 60 days of August 1, 2024.

(7)	Represents (i) 9,766 shares of Common Stock; and (ii) 333 shares of Common Stock underlying options to purchase Common Stock that are exercisable within 60 days of August 1, 2024.
(8)	Represents (i) 9,766 shares of Common Stock; and (ii) 231 shares of Common Stock underlying options to purchase Common Stock that are exercisable within 60 days of August 1, 2024.
(9)	Represents 2,458 shares of Common Stock.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Third Amended and Restated Bylaws (the “Bylaws”) provide that for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at NeuroBo Pharmaceuticals, Inc., 545 Concord Avenue, Suite 210, Cambridge, Massachusetts 02138 and such notice must contain the required information as delineated in the Bylaws.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, except in the case that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be timely, a proposal to be presented at an annual meeting of stockholders must be received no earlier than the close of business on February 7, 2025, and no later than the close of business on March 9, 2025.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b). In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 annual meeting of stockholders must be received by us no later than December 31, 2024, in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws.
Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

HOUSEHOLDING
“Householding” — Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Any stockholders who share the same address and currently receive multiple copies of our proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Chief Financial Officer at the address or telephone number listed below under “Available Information.”
AVAILABLE INFORMATION
We will mail, without charge, to each person to whom the Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of such request, a copy of the Proxy Statement and any and all of the information that has been incorporated by reference in this Proxy Statement. Requests should be sent to:
NeuroBo Pharmaceuticals, Inc.
Attn: Marshall H. Woodworth
545 Concord Avenue, Suite 210
Cambridge, Massachusetts 02138
Email: info@neurobopharma.com
Telephone: (857)-299-1022

OTHER MATTERS
Our Board does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Special Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, September 17, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRBO2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, September 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55536-S94388 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROBO PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V55537-S94388

NEUROBO PHARMACEUTICALS, INC.
Special Meeting of Stockholders
Wednesday, September 18, 2024, 1:00 p.m. Eastern time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Hyung Heon Kim and Andrew I. Koven as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, and to vote in their judgment upon all other matters that may come before the Special Meeting of Stockholders to vote all of the Common Stock that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Wednesday, September 18, 2024, beginning at 1:00 p.m. Eastern time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side